2023 COMPANY OVERVIEW

2 History and Business Overview Railcar Leasing Business Model Rail North America Rail International Portfolio Management Trifleet Financial Highlights Reconciliation of Non-GAAP Measures 4 16 23 39 49 54 58 63 Section Slide No. Table of Contents

3 Forward-Looking Statements Statements in this presentation not based on historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. Forward-looking statements include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "outlook," "continue," "likely," "will," "would", and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements. The following factors, in addition to those discussed under "Risk Factors" and elsewhere in our other filings with the U.S. Securities and Exchange Commission ("SEC"), including our Form 10-K for the year ended December 31, 2022, and subsequent reports on Form 10-Q, could cause actual results to differ materially from our current expectations expressed in forward-looking statements: the impact of the ongoing military action between Russia and Ukraine, including sanctions and countermeasures, on domestic and global economic and geopolitical conditions in general, including supply chain challenges and disruptions the duration and effects of the global COVID-19 pandemic and measures taken in response, including adverse impacts on our operations, commercial activity, supply chain, the demand for our transportation assets, the value of our assets, our liquidity, and macroeconomic conditions exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving transportation assets inability to maintain our transportation assets on lease at satisfactory rates due to oversupply of assets in the market or other changes in supply and demand a significant decline in customer demand for our transportation assets or services, including as a result of: weak macroeconomic conditions or increased interest rates weak market conditions in our customers' businesses adverse changes in the price of, or demand for, commodities changes in railroad operations, efficiency, pricing and service offerings, including those related to "precision scheduled railroading" or labor strikes or shortages changes in, or disruptions to, supply chains availability of pipelines, trucks, and other alternative modes of transportation changes in conditions affecting the aviation industry, including reduced demand for air travel, geographic exposure and customer concentrations other operational or commercial needs or decisions of our customers customers' desire to buy, rather than lease, our transportation assets higher costs associated with increased assignments of our transportation assets following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure financial and operational risks associated with long-term purchase commitments for transportation assets reduced opportunities to generate asset remarketing income inability to successfully consummate and manage ongoing acquisition and divestiture activities reliance on Rolls-Royce in connection with our aircraft spare engine leasing businesses, and the risks that certain factors that adversely affect Rolls-Royce could have an adverse effect on our businesses fluctuations in foreign exchange rates prolonged inflation or deflation inability to attract, retain and motivate qualified personnel, including key management personnel failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees asset impairment charges we may be required to recognize deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs competitive factors in our primary markets, including competitors with significantly lower costs of capital risks related to our international operations and expansion into new geographic markets, including laws, regulations, tariffs, taxes, treaties or trade barriers affecting our activities in the countries where we do business changes in, or failure to comply with, laws, rules, and regulations U.S. and global political conditions inability to obtain cost-effective insurance environmental liabilities and remediation costs potential obsolescence of our assets inadequate allowances to cover credit losses in our portfolio operational, functional and regulatory risks associated with climate change, severe weather events and natural disasters, and other environmental, social and governance matters inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business changes in assumptions, increases in funding requirements or investment losses in our pension and post-retirement plans inability to maintain effective internal control over financial reporting and disclosure controls and procedures

4 History and Business Overview

5 V I S I O N S T A T E M E N T EMPOWERING OUR CUSTOMERS TO PROPEL THE WORLD FORWARD

6 As of 12/31/2022 History Established as railcar lessor with 28 railcars 1898 Exited railcar manufacturing 1984 Began rail investment in Europe & Mexico 1994 Formed Rolls- Royce & Partners Finance Affiliates (RRPF) 1998 Acquired 100% ownership in European rail joint venture & formed GATX Rail Europe (GRE) 2003 Began rail investments in India 2012 Acquired Trifleet, one of the largest tank container lessors globally 2020 Began manufacturing railcars 1907 Initiated quarterly dividend 1919 Formed GATX Engine Leasing (GEL) 2021 Began listing on the NYSE 1920 $10B in assets & ~144K wholly owned railcars worldwide 2022 Began rail investment in Canada 1936

7

GATX Business Segments

Rail North America



- One of the largest railcar lessors with a diversified fleet of over 109,600 railcars
- The only diversified lessor with wholly owned, full-scale, network-wide repair and maintenance capability for tank and freight cars
- Strong customer credit quality, diversification in car types and commodities carried
- Approximately $2.4 billion of contractual lease receipts

Rail International



- GATX Rail Europe (GRE) is a leading European tank car and freight car lessor with over 28,000 railcars
- Strong customer credit quality, diversification in car types, geography, and commodities carried
- GATX Rail India (GRI) is the largest private railcar lessor in India with over 5,800 railcars

Portfolio Management



- Primarily composed of our 50% ownership in Rolls-Royce and Partners Finance Affiliates (RRPF) and GATX Engine Leasing (GEL), our wholly owned aircraft spare engine leasing business
- RRPF, a leading worldwide lessor of aircraft spare engines, owns 398 engines with $4.2 billion of net book value
- GATX Engine Leasing (GEL) has 19 aircraft spare engines with $475 million of net book value

Trifleet



- One of the largest tank container lessors in the world with an owned and managed fleet of approximately 22,000 tank containers
  - Trifleet has a global network of offices and depots providing tank container leasing and services worldwide
- Trifleet's tank containers transport a variety of liquids and gases and are leased to a diverse base of customers in the chemical, industrial gas, energy, food grade, and pharmaceutical industries

~$10 Billion Net Book Value of Assets


64%
18%
11%
7%
Rail North America
Rail International
Portfolio Management
Other (Includes Trifleet)

As of 12/31/2022

GATX CELEBRATING 125 YEARS OF EXCELLENCE
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9 (excludes leasing footprint for RRPF and Trifleet Leasing) GATX Primary Rail Operations Footprint Major Maintenance Facilities (excludes non-major maintenance facilities, customer site locations & mobile units) Rolls-Royce & Partners Finance Headquarters (London, United Kingdom) AIRCRAFT SPARE ENGINES 400 INTEREST IN OVER TANK CONTAINERS 22,000 APPROXIMATELY RAILCARS 144,000 APPROXIMATELY portfolio includes: GATX Headquarters Locations GATX Global Headquarters (Chicago, IL) GATX Rail Europe (Vienna, Austria) GATX Rail India (Gurgaon, India) Trifleet (Dordrecht, Netherlands) As of 12/31/2022 Global Presence

10 *2017-2022 reflects continuing operations. The information for 2016 and prior has not been recast for discontinued operations presentation Note: Investment volume may include non-cash items $860 $1,031 $715 $621 $589 $928 $723 $1,064 $1,132 $1,256 2013 2014 2015 2016 2017* 2018* 2019* 2020* 2021* 2022* Investment VolumePRIORITY 1 Invest in long-lived, widely used, service- intensive assets to maximize shareholder value $8.9 billion of investments over the past decade Capital Allocation Framework

11 0% 10% 20% 30% 40% 50% 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 6.0x 2004 2006 2008 2010 2012 2014 2016 2018 2020 2022 Recourse Debt*/Equity % of Assets that are Secured Leverage & Reduction of Secured Assets PRIORITY 2 Optimize the balance sheet Maintain capacity for opportunistic investments Maintain a solid investment grade rating of at least BBB/Baa2 *Total Recourse Debt = On-Balance Sheet Recourse Debt + Off-Balance Sheet Recourse Debt + Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash and Short-Term Investments (In accordance with the new lease accounting standard, off-balance sheet assets and recourse debt are no longer applicable beginning in 2019) Capital Allocation Framework 3.1x

12 $0 $500 $1,000 $1,500 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Cumulative Dividends Cumulative Share Repurchases Cash Returned to Shareholders PRIORITY 3 Respecting Priorities 1 and 2, return excess cash to shareholders Over the past decade, more than $1.5 billion returned to shareholders Capital Allocation Framework

13 Income Per Diluted Share, excluding tax adjustments and other items (non-GAAP) *2017-2022 reflects continuing operations. The information for 2016 and prior has not been recast for discontinued operations presentation **Beginning in 2017, our equity, which is used in this calculation, increased by $315.9 million and $16.5 million in 2017 and 2018, respectively, as a result of tax benefits recorded related to the 2017 Tax Cuts and Jobs Act Note: Investment volume may include non-cash items See appendix for Reconciliation of Non-GAAP Measures. $3.50 $4.48 $5.37 $5.77 $4.41 $4.67 $4.89 $4.59 $5.06 $6.07 2013 2014 2015 2016 2017* 2018* 2019* 2020* 2021* 2022* 13% 15% 18% 18% 12% 11% 11% 9% 9% 11% 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 $860 $1,031 $715 $621 $589 $928 $723 $1,064 $1,132 $1,256 2013 2014 2015 2016 2017* 2018* 2019* 2020* 2021* 2022* Return on Equity, excluding tax adjustments and other items (non-GAAP)** Investment Volume GATX Financial Highlights

Key ESG Initiatives and Accomplishments in 2022

INDEPENDENT BOARD OVERSIGHT

Health and Safety

- Focused on further enhancing our training and standardized work procedures to improve our employees' safety
- Offered training across North America on the proper use of railcars and related equipment through our TankTrainer mobile classroom, a tank car outfitted for instruction
- Recognized as a Responsible Care Partner by the American Chemistry Council and the Chemical Industry Association of Canada

Human Capital Management

- Sought to foster a diverse and inclusive environment through employee resource groups supporting women, racially and ethnically diverse employees, and the LGBTQ+ community
- Offered DEI training sessions to employees throughout the year
- Sought to ensure gender, racial, and ethnicity pay equity by conducting an annual compensation analysis
- Administered an employee engagement survey to assess engagement levels across the organization and in diverse groups

Environmental Impact

- Continued to make significant investments in railcars globally, resulting in the ability to transport more goods by rail versus roads, which lowers carbon emissions and reduces highway noise and congestion
- Continued to publish Scope 1 and Scope 2 GHG emissions for all our facilities globally and our Sustainability Accounting Standards Board (SASB) Report
- Pursued programs to reduce the amount of waste sent to landfills

Community Engagement

- Contributed to and participated in the successful "Save the Monarch Butterfly 60,000 Tree" campaign
- Held a successful 2022 employee giving campaign and fundraiser for Make-A-Wish Illinois. Since 2008, we have been the largest corporate partner to the organization
- Continued GATX's long history of supporting the communities where our employees live and work. For example, we continued to volunteer with the Big Shoulders Fund, which provides support to Chicago inner-city schools

ESG principles are a core part of GATX's vision.

GATX CELEBRATING 125 YEARS OF EXCELLENCE
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15 Operational Excellence Strong track record of executing our strategy effectively and delivering best-in-class services to customers Critical Service Offerings valued by customers across our business segments worldwide Market Leadership in Essential Businesses across majority of the markets we operate globally Disciplined Management Team Long-term focused and experienced in managing across business cycles High Level of Quality Cash Flow via contractual lease receipts from a diverse base of customers Consistent Return of Capital to Our Owners 2023 marks our 105th consecutive year of paying a dividend Superior Asset Allocation Highly diversified portfolio of transportation assets worldwide; North American railcar fleet with ~160 car types serving nearly 600 commodities spread across 850+ customers Effective Capital Allocation Well-positioned with a strong balance sheet to capitalize on attractive investment opportunities GATX Investment Highlights

16 Railcar Leasing Business Model

17 BUY the railcar at an economically attractive and competitively advantaged price at the right time LEASE the railcar to a quality customer at an attractive rate for a term that reflects the business cycle SERVICE the railcar in a manner that maximizes safety, in-use time, and customer satisfaction MAXIMIZE the value of the railcar by selling or scrapping at the optimal time Proven Business Model

18 BEST-IN-CLASS TECHNICAL CAPABILITIES DISCIPLINED INVESTMENT APPROACH COMPETITIVE ASSET COST OPPORTUNISTIC INVESTMENT GATX places committed orders at appropriate points in the business cycle. GATX uses multiple manufacturing sources to achieve economically attractive and competitively advantaged new car costs. GATX consistently identifies attractive opportunities across the business cycle. GATX acquires railcars in the secondary market in North America and Europe on an opportunistic basis. works with customers to customize railcar specifications to meet their needs. inspections and quality control checks during the manufacturing process. $0 $200 $400 $600 $800 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Committed Order Secondary Market Spot Order GATX North American Rail Acquisition Source GATX recognizes that railcars are long-lived assets and returns are achieved over decades. GATX avoids chasing short- term, unsustainable market trends. A D V A N T A G E Business Model: BUY

19 Railcar Supply: Benefits of Railcar Supply Strategy: Large, multi-year orders for new cars Spot orders for new cars to meet specific customer demand Fleet acquisitions of existing cars from other industry participants Access to attractively priced railcars Ability to grow our high quality fleet and reliably meet customer demand Avoids volatility and sub- optimal asset allocation often associated with railcar manufacturing Acquire railcars from a variety of sources versus manufacturing its own railcars RAILCAR SUPPLY STRATEGY Business Model: BUY

20 Most diverse fleet in the industry can satisfy varying customer demands Utilize multi-year committed orders with railcar manufacturers to maintain a steady stream of high-quality, modern, and cost-advantaged railcars Develop lease structures that fit Car Inspection Group confirms that specifications before acceptance High-quality and diverse base of over 850 customers Long-term customer relationships; average tenure of top 10 customers at Rail North America is 50 years CUSTOMER VALUE 850+ customers 98%+ utilization on average Fleet diversity Quality & flexibility HIGH FLEET UTILIZATION Focus on utilization, adjusting rate and term to capture maximum value throughout cycles Maintenance service capabilities preferred by customers Utilization has remained near or above 98% for over a decade CAR AVAILABILITY STRONG CUSTOMER RELATIONSHIPS DELIVERY Customers prefer GATX because of its diverse fleet, technical expertise to meet unique needs, and superior ongoing service Business Model: LEASE

Business Model: SERVICE

GATX has built a strong market position by focusing on full-service leasing in North America and Europe



MAINTENANCE

- Customers utilize GATX to manage the complex process of maintaining railcars
- Premium service minimizes railcar quality issues and unexpected downtime
- Efficient maintenance network, including eight GATX-owned facilities in North America
- In 2022, GATX performed an aggregate of approximately 30,900 maintenance events in its owned and third-party maintenance network in North America



ENGINEERING

- GATX's engineering team consists of mechanical, structural, and chemical engineers
- GATX's engineers tailor railcar solutions to meet customers' needs, taking into consideration commodity carried, location, and layout of facilities
- GATX has extensive experience preparing railcars for new services, helping to both meet changing customer needs and maximize the value of GATX's fleet


GATX
CLASSROOM

TRAINING

- GATX offers safety and compliance training at customer sites and through its TankTrainer™ mobile classroom
- 2023 marks the 30th anniversary for GATX's TankTrainer™ program, which has provided training to over 20,000 customers, first responders, and employees in North America



TECHNOLOGY

- MyGATXRail.com provides customers with real-time fleet management capability and maintenance data
- Shop Portal provides GATX personnel with state-of-the-art technology for car inspection, maintenance instructions, and reporting in real-time
- RailPulse™ is a joint venture created to facilitate the adoption of telematics across the North American railcar fleet in order to help drive industry growth



REGULATORY

- As a full-service railcar lessor, GATX takes an active leadership role in the complex regulatory landscape
- GATX leads several industry groups and agencies in North America and Europe
- Customers choose GATX because we assist with the complex and labor-intensive processes associated with maintaining periodic compliance requirements for a railcar fleet

As of 12/31/2022

GATX CELEBRATING 125 YEARS OF EXCELLENCE
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Business Model: MAXIMIZE

GATX optimizes its fleet partly through selling railcars in the secondary market or scrapping them at the end of their useful lives. Our fleet of cost-advantaged, well-maintained modern railcars, leased to quality customers, allows us the opportunity to realize significant remarketing income throughout cycles

REMARKETING INCOME *(Income from sale of owned assets)*

- GATX opportunistically sells cars in the secondary market to optimize a diversified, high-performing railcar fleet
- Over the last 10 years, GATX Rail North America generated an average of approximately $62 million of remarketing income per year

Rail North America	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
Approximate # of units sold*	3,700	2,700	3,900	2,700	1,600	3,200	3,700	1,700	3,900	6,800
Remarketing income ($ millions)	$54.5	$62.6	$67.4	$46.3	$44.6	$66.1	$58.9	$39.2	$81.6	$104.6

SCRAPPING GAINS

- GATX typically realizes gains when railcars are scrapped at the end of their useful lives
- Over the last 10 years, GATX Rail North America and Rail International generated an average of approximately $10 million of scrapping gains per year

Rail North America and Rail International	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
Approximate # of units scrapped*	3,400	3,200	2,600	3,900	4,800	3,400	3,300	3,800	4,300	2,600
Scrapping gains/(loss) ($ millions)	$20.7	$16.1	$9.5	$3.2	$8.5	$14.5	$(2.3)**	$0.1	$16.6	$16.9

*Includes boxcars and locomotives
**Includes a $3.8 million scrap loss on customer damaged cars that was largely offset by an early termination fee

GATX CELEBRATING 125 YEARS OF EXCELLENCE
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23 Rail North America

24 2 0 2 2 Wholly Owned Fleet Count Car Type Count Average Fleet Age Locomotive Count Number of Customers Countries of Operation 109,600+ 160+ 18 years 500+ 850+ U.S., Canada & Mexico Chemicals Refiners & Other Petroleum Railroads & Other Transports Food & Agriculture Mining, Minerals & Aggregates Other Based on 2022 Rail North America Revenue 31% 21% 19% 15% 5% 9% Industries Served *Excludes boxcar fleet 90% 92% 94% 96% 98% 100% 2004 2006 2008 2010 2012 2014 2016 2018 2020 2022 Fleet Utilization* 99% OVERVIEW GATX Rail North America Overview 2007-2009 Great Recession 2020 COVID-19 Pandemic

Approximately 1.63 million railcars 25 Source: UMLER as of January 2023 RAILROADS Ownership of railcars continues to decline Virtually no tank car ownership due to complexities and regulations Focuses capital investment on infrastructure 16% (2023) 57% (2023) 17% (2023) 10% (2023) LESSORS Shift from railroad- and shipper- owned railcars to lessors Lessors dominate the tank car segment due to complex services and compliance requirements SHIPPERS Shipper ownership share has declined slightly Alternative focus of capital on core business versus railcar investments Railcar maintenance and management not a core competency TTX Railroad-owned equipment pool focused on box, flat, intermodal, and gondola cars Overall market share has remained steady since 2008 at ~10% of the North American fleet 25% (2012) 47% (2012) 19% (2012) 9% (2012) Industry Ownership: North America

26 Covered Hopper Tank Open Top Flat Boxcar Intermodal Based on approximately 439K tank cars Based on approximately 1.2M freight cars 47% 22% 17% 14% Lessor Railroad Shipper/Other TTX 34% 27% 19% 8% 7% 5% 82% <1% 18% Lessor Shipper/Other <1% Railroad Railcars by Type (Approximately 1.63M railcars) Tank Car Ownership Share Freight Car Ownership Share Source: UMLER as of January 2023 Industry Fleet and Ownership Mix: North America

9% 21% 15% 12% 43% 27 Based on approximately 360K lessor-owned tank cars Based on approximately 560K lessor-owned freight cars Lessor Ownership Share (Based on approximately 920K lessor-owned railcars) Tank Car Lessor Ownership Share Freight Car Lessor Ownership Share Source: UMLER as of January 2023 12% 15% 14% 13% 13% 33% 12% GATX GATX Trinity Wells Fargo Rail Union Tank Car CIT Other 17% 32% 19% 10% 22% 17% GATX GATX Union Tank Car Trinity CIT Other GATX Wells Fargo Rail CIT Trinity Other 9% GATX Lessor Market Share: North America

28 0 500 1,000 1,500 2,000 2,500 Core Carloads Coal & Coke Sand, Stone, Minerals, & Related Products Grain Petroleum Products Quarterly Commodity Carload Traffic Source: Association of American Railroads Industry Commodity Carloadings: North America

29 Source: Railway Supply Institute as of January 2023 Number of Tank Number of Freight - 20,000 40,000 60,000 80,000 100,000 120,000 140,000 160,000 Industry Backlogs Cyclicality of the industry is illustrated by the backlog of orders at the railcar manufacturers Industry Backlog: North America

30 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Approximate # of railcars scheduled for renewal* 17,500 15,000 17,000 21,000 20,000 21,000 20,000 17,000 12,500 15,100 13,900 17,800 17,800 20,000 18,500 18,700 Renewal Success Rate* 60% 54% 62% 77% 82% 81% 86% 81% 67% 75% 83% 82% 71% 83% 86% N/A Utilization* 98% 96% 97% 98% 98% 99% 99% 99% 99% 98% 99% 99% 98% 99% 99% N/A *Excludes boxcar fleet LPI = Lease Price Index: The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring fleet composition (excluding boxcars). Renewal Success Rate: The percentage of expiring leases that were renewed with the existing lessee. As of 12/31/2022 67 63 41 35 45 60 62 66 54 32 33 38 39 31 32 33 14% 5% -11% -16% 7% 26% 35% 39% 32% -20% -28% -10% -4% -24% -9% , 23% -40% -30% -20% -10% 0% 10% 20% 30% 40% 50% 0 10 20 30 40 50 60 70 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Renewal Lease Term* (left axis) Lease Price Index* (right axis) STRONG MARKET WEAK MARKET STRONG MARKET WEAK MARKET STRONG MARKET GATX proactively manages changing market conditions by utilizing our strong customer relationships and the diversity of our fleet to adjust rate and term GATX Rail North America: Actively Managing Through Cycles

31 GATX serves more than 850 individual customers Top 20 customers account for less than 35% of total lease revenue Average relationship tenure of top 10 customers is 50 years Largest customer represents less than 5% of total lease revenue 60% 8% 32% Credit Ratings of the Top 50 Customer Families Investment Grade BB+ or Lower Private / Not Rated Note: Top 20 customers based on 2022 revenue; Customer families sometimes include more than one customer account; the ratings noted generally reflect the credit quality of the rated parent entity. Lease obligations of subsidiaries are not necessarily guaranteed by the rated parent entity. As of 12/31/2022 GATX Rail North America: Diverse Customer Portfolio

GATX Rail North America:
Diverse Fleet

	CAR TYPE	COMMODITIES CARRIED	% OF FLEET	% OF NBV
TANK CARS	General Service Tank Cars: *>25k gallon*	Ethanol & methanol, food-grade oils, lubricating oils, light chemicals, light petroleum products (crude oil, fuel oils, diesels, gasoline, etc.)	18.0%	26.5%
	General Service Tank Cars: *20k-25k gallon*	Liquid fertilizers, fuel oils, asphalt, food-grade oils, chemicals (styrene, glycols, etc.)	16.0%	13.5%
	High-Pressure Tank Cars	LPG, VCM, propylene, carbon dioxide	10.9%	9.4%
	General Service Tank Cars: *13k-19k gallon*	Molten sulfur, clay slurry, caustic soda, corn syrup	6.6%	7.1%
	Other Specialty Tank Cars	Acids (sulfuric, hydrochloric, phosphoric, acetic, nitric, etc.), coal tar pitch, specialty chemicals	4.9%	5.2%
	Total Tank		**56.4%**	**61.7%**
FREIGHT CARS	Boxcars	Paper products, lumber, canned goods, food and beverages	7.9%	5.9%
	Gravity Covered Hoppers: *>4k cubic feet*	Grain, sugar, fertilizer, potash, lime, soda ash, bentonite	11.1%	10.2%
	Open-top Cars	Aggregates, coal, coke, woodchips, scrap metal, steel coils	6.0%	4.1%
	Pneumatic Covered Hoppers	Plastic pellets	4.6%	2.0%
	Gravity Covered Hoppers: *<4k cubic feet*	Sand, cement, roofing granules, fly ash, dry chemicals	4.5%	3.6%
	Pressure Differential Covered Hoppers	Flour, corn starch, mineral powder, lime, clay, cement	2.9%	2.3%
	Other	Flat cars (lumber and steel), intermodal (containerized goods), automotive (finished vehicles)	6.6%	10.2%
	Total Freight		**43.6%**	**38.3%**

As of 12/31/2022

GATX CELEBRATING 125 YEARS OF EXCELLENCE
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GATX Rail North America:
Maintenance Network

GATX is known for integrity, safety, and quality of our operations and superior execution









Extensive Maintenance Network

- Eight maintenance facilities
- Two standalone mobile repair units
- One customer site location

Customers Rely on GATX

- In 2022, GATX performed ~30,900 maintenance events in its owned and third-party maintenance network
  - Directing an increased percentage of work to GATX-owned shops can improve safety, quality, delivery, and cost metrics

Range of Services

- Routine maintenance & regulatory programs
- Maintenance services include:
  - Mechanical repairs
  - Interior cleaning
  - Interior/exterior blasting
  - Interior/exterior coatings
  - Valve maintenance
  - Qualification & more

GATX CELEBRATING 125 YEARS OF EXCELLENCE

33

GATX Rail North America:
Maintenance Network

Investments made in recent years allowed GATX to increase the percentage of service events completed in our owned maintenance network, which we believe is the best maintenance network in the industry

Since 2017, we have invested over $80 million into our owned network

- **Technology**
  - Implemented new electronic labor management platform and audit system aimed at **streamlining work content, work instructions, and billing**
- **Network Rationalization**
  - Closed 15 cost-ineffective locations since 2017
- **Infrastructure Investment in our Core Network**
  - Focused on 1) safety and employee welfare, 2) productivity, and 3) capacity expansion/increased capabilities, with the goal of achieving **economies of scale** in our core network
  - Enhanced ability to service **more car types** in our core network

All while continuing to prioritize and maintain the highest level of safety and quality at our shops

Net Maintenance Expense


MILLIONS
$208
$193
$187
$179
$165
$164
6-Year CAGR: -4.6%
2017
2018
2019
2020
2021
2022

Service Events in Owned Network vs. Contract Shops


46%
2017
54%
20%
2022
80%
Owned Network
Contract Shops

GATX CELEBRATING 125 YEARS OF EXCELLENCE
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35 including experienced mechanical, structural, and chemical engineers, communicates regularly with customers and works with them to tailor solutions to meet their needs Custom/ Optimized Design Chemical Engineering Reliability Engineering Maintenance/ Repair GATX Rail North America: Engineering

3636 GATX Rail North America: Training and Regulatory Participation As of 12/31/22 Training and Safety With our one-of-a-kind TankTrainer provided training on tank car operations and safety since 1993. Continued partnerships with American Chemistry Council and Responsible Care. Our employees are actively involved in numerous regulatory committees and trade and supplier associations. Deep Knowledge on Industry Regulations

RailPulse -thinking railcar owners who have joined together to facilitate and accelerate the adoption of GPS and other telematics technology across the North American railcar network. RailPulse technology platform that will transform rail shipping and enhance the customer experience. 37 GOAL OF THE NEW PLATFORM: Increase adoption of railcar telematics Facilitate automatic delivery of more accurate and timely safety data to railroads Provide meaningful insights into rail performance Help drive growth for our industry Enable broad range of devices to work in the device-agnostic platform CREATED TO DEVELOP A NEW TECHNOLOGY PLATFORM that provides real-time data via GPS and other telematics technology across the North American Railcar fleet of North American railcar fleet Represents END OF Expected roll-out by GATX Rail North America: Technology Focus As of 12/31/2022

38 GATX owns more than 500 locomotives, over 90% of which are four-axle locomotives Key Attributes Four-Axle Locomotives Lower horsepower Typically travel shorter distances Predominately used by industrial users, and regional and short-line railroads As of 12/31/2022 Six-AxleFour-Axle 92% 8% GATX Locomotive Fleet Mix GATX Rail North America: Locomotive Leasing $112M NBV Six-Axle Locomotives Higher horsepower Able to travel long distances Predominately used by large railroads

39 Rail International

40 Fleet Count Car Type Count Average Fleet Age (GRE) Number of Customers Primary Countries of Operation 28,000+ in Europe (GRE) 5,800+ in India 50+ 17 years 260+ Germany, Poland, Austria, India, Switzerland, Hungary, France, Czech Republic 2 0 2 2 OVERVIEW 41% 14% 11% 34% Based on 2022 Rail International Fleet Count Industries Served 97% 95% 97% 99% 99% 90% 92% 94% 96% 98% 100% 2006 2008 2010 2012 2014 2016 2018 2020 2022 GATX Rail Europe (GRE) Fleet Utilization Mineral Oil Liquefied Petroleum Gas Chemicals Freight & Intermodal GATX Rail International Overview

Industry Snapshot:
Europe


37 80 7820 375-9
GATX
GATX

RELATIVELY LIMITED MANUFACTURING CAPACITY

- Helps avoid creating an excess supply of industry railcars

OLDER INDUSTRY FLEET

- Key segments continue to demonstrate opportunity to replace aging, smaller, and less efficient railcars

GREEN INITIATIVES DRIVING MODAL SHARE SHIFT FROM ROAD TO RAIL

- The European Green Deal, adopted in 2019, committed to turning the EU into the first climate neutral continent by 2050
  - Target of doubling EU's rail freight traffic by 2050 (for example, currently ~19% freight rail modal share in Germany)**

Railcar Ownership*

(Based on approximately 680K railcars)


35%
65%
Railroads and Shippers
Lessors

*Based on GATX management estimates as of 2/2/2023

**(2020). Sustainable & Smart Mobility Strategy. European Commission. / Federal Statistical Office of Germany

GATX CELEBRATING 125 YEARS OF EXCELLENCE
41

42 Lessor Railroad & Privately Owned 25% 75% 83% 17% 33% 19% 18% 16% 9% 5% Open Wagons Flat Wagons Tank Wagons Intermodal Wagons Covered Wagons Other Lessors Railroad & Privately Owned Railcars by Type (Approximately 680K railcars) Tank Car Ownership Share Freight Car Ownership Share Based on approximately 115K tank cars Based on approximately 565K freight cars Source: GATX management estimates as of 2/2/2023 Industry and Fleet Ownership: Europe

4% 39% 21% 7% 5% 24% 24% 33% 13% 8% 2% 20% 43 GRE VTG Ermewa Touax Wascosa Other GRE VTG Ermewa Wascosa Touax Other 12% 35% 18% 6% 3% 26% GATX Rail Europe (GRE) VTG Ermewa Wascosa Touax Other Based on approximately 96K lessor-owned tank cars Based on approximately 145K lessor-owned freight cars Lessor Ownership Share (Based on approximately 241K lessor-owned railcars) Tank Car Lessor Ownership Share Freight Car Lessor Ownership Share 12% GRE 24% G R E 4% GRE Lessor Market Share: Europe Source: GATX management estimates as of 2/2/2023

GATX Rail Europe (GRE):
Major Rail Markets

72% of GRE's revenue is generated in Germany, Poland, and Austria – strong rail freight transport economies



3%
4%
4%
11%
32%
6%
12%
28%

Countries Served

- Germany
- Poland
- Austria
- Switzerland
- Hungary
- France
- Czech Republic
- Other

Based on 2022 GRE Revenues



19%
14%
50%
17%

Industries Served

- Mineral Oil
- LPG
- Chemicals
- Freight and Intermodal

Based on 2022 Rail Europe Fleet Count

CAR TYPE	COMMODITIES CARRIED
Mineral Oil	Light mineral oil (gasoline, jet fuel, diesel oils, light heating oils), dark mineral oil (heavy heating oils, lubricating oils, coal tar, bitumen, asphalt), crude oil, bio diesel, styrene, acetone, methanol, ethanol
Liquefied Petroleum Gas (LPG)	Propane, butane, propylene, butadiene, light carbohydrate fractions, cooling gas mixtures, chloromethanes
Chemicals	Liquid fertilizers, acids (hydrochloric, Sulphur, phosphoric, etc.), bases (carbohydrates, solutions, soda lye, sodium hypochlorite, etc.), aromatics (benzene, toluene, xylenes, phenol, etc.), liquid Sulphur, hydrogen peroxide, resins and glues, solvents
Freight and Intermodal	Containers/trailers, steel coils, timber, lime, cement, coal, coke, gravel, sand, silica sand

GATX CELEBRATING 125 YEARS OF EXCELLENCE
44

45 higher capacity railcar fleet attracts top-tier customers 65% 5% 30% Credit Ratings of Top 20 Customer Families Investment Grade BB+ or lower Private/Not Rated Top 20 customers based on 2022 revenue Average remaining lease term 24 months Diverse customer base with approximately 260 customers Renewal success rates have been consistently high 8 of top 10 customers have done business with us >20 years, five for 30 years As of 12/31/2022 GATX Rail Europe (GRE): Diverse Customer Portfolio Note: Customer families may include more than one customer account; the ratings noted generally reflect the credit quality of the rated parent entity. Lease obligations of subsidiaries are not necessarily guaranteed by the rated parent entity.

46 MAINTENANCE railcar availability for its customers Proven track record of extremely high safety standards and technical expertise Owned workshop in Poland and certified contract partners GRE arranges for the cleaning of tanks and freight cars combined with scheduled repairs to minimize downtime ENGINEERING Decades of engineering experience GRE can adapt special railcars in its owned workshop to meet customer needs GRE oversees the entire process from conceptual design to construction to the delivery of new and modernized railcars ASSEMBLY Ability to assemble our own new railcars at our Ostróda, Poland workshop facility, combined with extensive modernization expertise, allows us to achieve the highest standards in safety and quality Tailored solutions offered to customers SUPPORT Comprehensive customer service Telematics & sensor solution to better serve our customers Deep industry-specific know-how combined with understanding of individual transportation needs MODERNIZATION Over the last 10 years, GRE has invested over $1.3 billion to grow and diversify its railcar fleet With an average age of 17 years, GRE has one of the youngest and most modern railcar fleets in Europe Customer-specific adaptations and additional equipment can be implemented in many railcar types GATX Rail Europe (GRE): Service Offerings

Industry Overview:
India

State-Owned Indian Railways has a number of initiatives in progress to increase freight rail modal share in the country


GATX


GATX

Rail Freight Transport

SIGNIFICANT POTENTIAL

- Large railway network, historically dominated by passenger service
- Commodities move long distances
- Economic growth drives increase in import/export
- Focus on developing manufacturing capacity

GOVERNMENT SUPPORT

- Recognizes need for sustainable transportation to support the country's emissions intensity reduction target
- Indian Railway's stated target of ~40-45% freight rail modal share by 2030 (currently ~30% rail). Target to realize 3 billion tons loading per annum by 2027 (~2x of existing freight loading)
- Developing initiatives to encourage more private ownership and leasing of railcars
- Constructing several dedicated freight corridors between major hubs
  - Eastern and Western routes (combined cost of ~$10B), with large stretches already operational

Railcar Ownership

(Based on approximately 310K railcars)


10%
90%
Indian Railways
Privately Owned

As of 12/31/2022

GATX CELEBRATING 125 YEARS OF EXCELLENCE
47

48 $0 $5 $10 $15 $20 $25 $30 $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 $200 $220 NBV (left axis) Lease Income (right axis) Key Attributes Local Technical and Operational Capabilities management expertise to generate competitive advantages and premium customer services Wholly Owned Fleet of Over 5,800 Railcars Serving customers in the automotive, container, steel, cement, and bulk commodities transport sector Strong Utilization and Long Lease Term High fleet utilization (99%-100%) with average remaining lease term of 5 years High Growth Opportunity Actively seeks attractive investment opportunities to grow and diversify the fleet GATX obtained the first-ever wagon leasing license in India in 2012 and is the largest private railcar lessor in India GATX Rail India Overview As of 12/31/2022

49 Portfolio Management

50 52%43% 2% $1,107M NBV Rolls-Royce & Partners Finance Affiliates (RRPF) RRPF* GEL Marine Equipment Other $0 $20 $40 $60 $80 $100 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020 2022 RRPF Pre-Tax Income, Adjusted** ASSET M I X In January 2021, GATX commenced a direct investment program to opportunistically invest in aircraft spare engines As of 12/31/22, GEL, our wholly owned entity, has a total of 19 aircraft space engines with a net book value of $475M The engine lease administration for all GEL engines is managed by RRPF RRPF, our joint venture with Rolls-Royce plc, leases aircraft spare engines to a group of commercial aircraft operators worldwide and to Rolls-Royce for use in their engine maintenance program RRPF generates additional revenue from third- party asset management, a relatively small but important part of the business *The equity method is used to account for investments in joint ventures **Non-GAAP excludes tax adjustments and other items As of 12/31/2022 GATX Engine Leasing (GEL) Portfolio Management Overview 3%

51 Aircraft spare engines are attractive and reliable leasing assets Robust residual value characteristics Retain value better over the long term compared to air frames Aircraft engines need regular scheduled maintenance (3-5 year intervals) which takes between 90 and 120 days Correct level of spare engines is maintained to ensure the fleet remains operationally undisrupted Spare engine ratio to engines installed on aircraft recommended by manufacturers: 8-10% narrow body 10-15% wide body Percentage of leased vs. owned aircraft spare engines by airlines has increased over time 1% 10% 40% 50% 1990 1998 2016 2022 Percent of Engines Leased* *Based on RRPF management estimate as of 12/31/2022 Aircraft Spare Engine Leasing Industry

52 Spare Engine Count Average Fleet Age Estimated Useful Life Typical Lease Term Fleet Utilization 398 12 years 20-25 years 3-12 years 94.2% 2 0 2 2 OVERVIEW 37% 18% 17% 8% 6% 3% 11% Based on NBV of approximately $4.2B; 100% RRPF ENGINE TYPES Trent XWB (A350) Trent 1000 (B787) Trent 700 / 7000 (A330) Trent 900 (A380) V2500 (A320) Trent 800 (B777) Other The RRPF affiliates portfolio has contractual future lease receipts of $2.2B RRPF Affiliates Overview

53 $0 $100 $200 $300 $400 $500 $0 $1 $2 $3 $4 $5 NBV Revenue Strong Growth in NBV and Revenue First Partnership with Rolls-Royce in 1998 Balance Sheet and Liquidity Long-dated debt maturity profile and commitment to preserving cash and maintaining strong liquidity Renewal Schedule Consistent effort to ladder lease maturities by volume and engine type Customer Relationships Leverage commercial relationships to efficiently remarket assets and maximize residual values Operating Flexibility Low operating cost base and full discretion on capital expenditure (100% Basis) NBV: 12.6% Rev: 11.7% CAGR since 1998 Key Attributes As of 12/31/2022 RRPF Key Attributes

54 Trifleet

55 71% 12% 10% 6% Fleet Count Average Fleet Age Estimated Useful Life Typical Lease Term Primary Countries of Operation ~22,000 owned and managed tank containers 7 years 15-25 years 1-5 years TANK TYPES Number of Customers ~300 Standard Semi-Standard Specialty Gas Cryogenic 1% Experienced, highly regarded management team Strong safety track record Excellent brand and customer service Attractive fleet and global network Opportunities for growth Key Attributes 2 0 2 2 OVERVIEW Singapore, China, The Netherlands, Germany, United States As of 12/31/2022 Trifleet Overview

56 Tank Container Industry Snapshot 0 200,000 400,000 600,000 800,000 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Tank containers transport a variety of liquids and gases and can be transported and stored as standard dry box containers for all ship, rail, and road journeys The tank container industry has grown significantly in recent years, driven by increasing global demand for bulk liquid and liquified gas transport Benefits of tank containers relative to other global liquid transport asset types (e.g. drums and flexitanks) include: More sustainable and environmentally friendly (e.g. longer lifespan, smaller spillage risk) Better cost efficiency Less labor intensive Global Tank Container Fleet Growth* * International Tank Container Organization 2023 Global Tank Container Fleet Survey

57 Industry Ownership and Market Share Industry Ownership (Based on global tank container fleet of approximately 802K) 45% 55% Lessors1 Top Lessors Ownership Share1 (Based on approximately 361K tank containers in leasing company fleets) 6% 24% 19% 12% 8% 6% 3% 3% 19% Trifleet Eurotainer2 EXSIF Worldwide Seaco Global CS Leasing Peacock Container Triton Intl. Albatross Tank Leasing Others Operators & Shippers Trifleet 6% Source: International Tank Container Organization, 2023 Global Tank Container Fleet Survey 1Includes owned and managed tank containers 2Includes Raffles Leasing

58 Financial Highlights

59 Strong, stable, and predictable cash flow Contractual future lease receipts from high-quality and diversified customer base Consistent access to capital markets through cycles Robust contingent funding plan with diverse sources Capital spending flexibility Market leader in railcar leasing business with deep asset knowledge Use of secondary market to optimize fleet quality and diversity Primarily long-lived, widely used transportation assets with a service component Track record of strong returns through cycles Solid and sustained customer relationships Strong balance sheet with limited secured debt Balanced debt maturity profile FUNDING AND LIQUIDITY CAPITALIZATION AND LEVERAGE EARNINGS AND PROFITABILITY ASSET QUALITY Financial Profile Summary

60 $1,011 $766 $530 $359 $221 $573 2023 2024 2025 2026 2027 Thereafter GATX Contractual Future Lease Receipts** *2017-2022 reflects continuing operations. Information for 2016 and prior has not been recast for discontinued operations presentation As of 12/31/2022 Operating Cash Flow Portfolio Proceeds Operating Cash Flow & Portfolio Proceeds GATX has over $3.4 billion in contractual future lease receipts Our strong operating cash flow provides tremendous capital allocation flexibility Financial Highlights: High-Quality and Consistent Cash Flows

61 $500 $520 $514 $455 $418 $4,086 2023 2024 2025 2026 2027 Thereafter Future Debt Obligations 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 2004 2006 2008 2010 2012 2014 2016 2018 2020 2022 % of Assets that are SecuredRecourse Debt*/Equity Leverage & Reduction of Secured Assets *Total Recourse Debt = On-Balance Sheet Recourse Debt + Off-Balance Sheet Recourse Debt + Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash and Short-Term Investments (In accordance with the new lease accounting standard, off-balance sheet assets and recourse debt are no longer applicable beginning in 2019) As of 12/31/2022 Financial Highlights: Strong Balance Sheet Sold aircraft leasing business; reduced leverage and % of secured assets Stable leverage post-2006 3.1x

62 6.1% 3.7% 3.8 8.6 0 1 2 3 4 5 6 7 8 9 10 0% 1% 2% 3% 4% 5% 6% 7% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Effective Cost of Debt (left axis) Average Life in Years (right axis) Cost of Debt & Borrowing Term Over the past 15 years, GATX has lowered borrowing costs while lengthening the average borrowing term As of 12/31/2022 Financial Highlights: Focus on Funding Optimization

63 Reconciliation of Non-GAAP Measures

Reconciliation of Non-GAAP Measures

Net Income *(in millions)*	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
Net income (GAAP)	$ 169.3	$ 205.0	$ 205.3	$ 257.1	$ 502.0	$ 211.3	$ 211.2	$ 151.3	$ 143.1	$ 155.9
Less: Net income from discontinued operations (GAAP)	n/a	n/a	n/a	n/a	34.2	20.8	30.4	1.1	-	-
Net income from continuing operations (GAAP)	$ 169.3	$ 205.0	$ 205.3	$ 257.1	$ 467.8	$ 190.5	$ 180.8	$ 150.2	$ 143.1	$ 155.9
Adjustments attributable to pre-tax income from continuing operations:										
Rail Russia impairment at Rail International									-	14.6
Specialized Gas Vessels impairment at Portfolio Management									-	34.3
Environmental remediation costs									-	5.9
Net insurance proceeds	-	-	-	-	-	-	-	-	(5.3)	-
Debt extinguishment costs	-	-	-	-	-	-	-	-	4.5	-
Cost attributable to the closure of a maintenance facility at Rail International	-	-	-	-	-	9.5	-	-	-	-
Net loss (gain) on wholly owned Portfolio Management marine investments	-	-	9.2	2.5	(1.8)	-	-	-	-	-
Railcar impairment at Rail North America	-	-	-	29.8	-	-	-	-	-	-
Residual sharing settlement at Portfolio Management	-	-	-	(49.1)	-	-	-	-	-	-
Early retirement program	-	-	9.0	-	-	-	-	-	-	-
Total adjustments attributable to pre-tax income from continuing operations	$ -	$ -	$ 18.2	$ (16.8)	$ (1.8)	$ 9.5	$ -	$ -	$ (0.8)	$ 54.8
Income taxes thereon, based on applicable effective tax rate	$ -	$ -	$ (6.9)	$ 7.2	$ 0.7	$ (3.1)	$ -	$ -	$ 0.2	$ (1.5)
Other income tax adjustments attributable to income from continuing operations:										
Income tax rate changes	-	-	14.1	-	-	-	(2.8)	-	-	(3.0)
Impact of the Tax Cuts and Jobs Act of 2017	-	-	-	-	(293.2)	(16.7)	-	-	-	-
Foreign tax credit utilization	(3.9)	-	-	(7.1)	-	(1.4)	-	-	-	-
GATX income taxes on sale of AAE	23.2	-	-	-	-	-	-	-	-	-
Total other income tax adjustments attributable to income from continuing operations	$ 19.3	$ -	$ 14.1	$ (7.1)	$ (293.2)	$ (18.1)	$ (2.8)	$ -	$ -	$ (3.0)
Adjustments attributable to affiliates' earnings from continuing operations, net of taxes:										
Aircraft spare engine impairment at RRPF	-	-	-	-	-	-	-	-	-	11.5
Income tax rate changes	(7.6)	-	(7.7)	(3.9)	-	-	-	12.3	39.7	-
Net loss (gain) on Portfolio Management marine affiliate	-	-	11.9	(0.6)	-	-	-	-	-	-
Pre-tax gain on sale of AAE	(9.3)	-	-	-	-	-	-	-	-	-
Interest rate swaps at AAE	(6.9)	-	-	-	-	-	-	-	-	-
Total adjustments attributable to affiliates' earnings from continuing operations, net of taxes	$ (23.8)	$ -	$ 4.2	$ (4.5)	$ -	$ -	$ -	$ 12.3	$ 39.7	$ 11.5
Net Income from continuing operations, excluding tax adjustments and other items (non-GAAP)	**$ 164.8**	**$ 205.0**	**$ 234.9**	**$ 235.9**	**$ 173.5**	**$ 178.8**	**$ 178.0**	**$ 162.5**	**$ 182.2**	**$ 217.7**
Adjustments attributable to discontinued operations, net of taxes:										
Net casualty gain at ASC	n/a	n/a	n/a	n/a	-	-	(8.1)	-	-	-
Impact of the Tax Cuts and Jobs Act of 2017	n/a	n/a	n/a	n/a	(22.7)	0.2	-	-	-	-
Total adjustments attributable to discontinued operations, net of taxes	n/a	n/a	n/a	n/a	$ (22.7)	$ 0.2	$ (8.1)	$ -	$ -	$ -
Net income from discontinued operations, excluding tax adjustments and other items (non-GAAP)	n/a	n/a	n/a	n/a	$ 11.5	$ 21.0	$ 22.3	$ 1.1	$ -	$ -
Net income from consolidated operations, excluding tax adjustments and other items (non-GAAP)	**$ 164.8**	**$ 205.0**	**$ 234.9**	**$ 235.9**	**$ 185.0**	**$ 199.8**	**$ 200.3**	**$ 163.6**	**$ 182.2**	**$ 217.7**

Note: The information for 2012-2016 in the tables above has not been recast for discontinued operations presentation.

64

65 Reconciliation of Non-GAAP Measures Note: The information for 2012-2016 in the tables above has not been recast for discontinued operations presentation.

66 On- and Off-Balance Sheet Assets 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Total assets (GAAP) 6,535.5$ 6,919.9$ 6,894.2$ 7,105.4$ 7,422.4$ 7,616.7$ 8,285.1$ 8,937.6$ 9,541.7$ 10,072.0$ Off-balance sheet assets (1): Rail North America 887.9 606.1 488.7 456.5 435.7 430.2 - - - - Discontinued operations 16.5 11.7 6.8 2.6 - - - - - - Total off-balance sheet assets 904.4$ 617.8$ 495.5$ 459.1$ 435.7$ 430.2$ -$ -$ -$ -$ Total assets, as adjusted (non-GAAP) 7,439.9$ 7,537.7$ 7,389.7$ 7,564.5$ 7,858.1$ 8,046.9$ 8,285.1$ 8,937.6$ 9,541.7$ 10,072.0$ (1) Off-balance sheet assets apply to each of the years 2018 and prior. In accordance with the new lease accounting standard, off-balance sheet assets are no longer applicable beginning in 2019. Reconciliation of Non-GAAP Measures